Exhibit 99.1

Macy’s, Inc. Appoints Richard Clark and Richard L. Markee to Board of Directors

Arkhouse Terminates Proxy Contest as Two of its Nominees Added to Board and Finance Committee

Company Implements Previously Announced Board Changes as

Tony Spring Assumes Chairman Role and Douglas W. Sesler Joins Board

Company Continues Engagement with Arkhouse and Brigade Regarding their Proposal

NEW YORK – April 10, 2024 – Macy’s, Inc. (NYSE: M) today announced the appointment of two new independent directors, Richard (Ric) Clark and Richard (Rick) L. Markee, to its Board of Directors (the “Board”), effective immediately. The appointments of Clark and Markee follow the Board’s engagement with Arkhouse Management Co. LP (“Arkhouse”), resulting in the withdrawal of its director nominations.

The Company is also implementing previously announced changes to its Board, effective immediately. Tony Spring, chief executive officer and chairman-elect of Macy’s, Inc., has assumed the chairman role. In addition, Douglas (Doug) W. Sesler, whose nomination to stand for election to the Board at the 2024 annual meeting of shareholders was announced on March 14, 2024, has been appointed as an independent director. These changes follow the planned retirements of Jeff Gennette and Frank Blake from the Macy’s, Inc. Board.

“We are pleased to welcome Ric and Rick to the Board as we advance our efforts to deliver value for shareholders,” said Tony Spring, chairman and chief executive officer of Macy’s, Inc. “Ric and Rick bring leadership experience as well as valuable real estate and retail industry expertise, respectively, that is complementary to that of our other Board members. We are confident the Company will benefit from their additional perspectives in addition to those of Doug who also joins our Board today. I look forward to working with all my fellow directors as I step into the role of chairman. At the same time, I want to extend the Board’s appreciation for Jeff’s and Frank’s many valuable contributions throughout their years of service. We wish them all the best.”

“The Macy’s, Inc. Board is committed to acting in the best interests of all Macy’s, Inc. shareholders, and the composition of our Board is something we take seriously,” said Paul Varga, lead independent director of Macy’s, Inc. “We are thrilled to have Tony serving as chairman moving forward, which completes our previously announced company and Board leadership succession plan. Further, adding Ric and Rick, along with Doug, our other recently announced new director, to the Board will provide us with a valuable mix of expertise as we continue to oversee the Company’s strategic direction.”

In connection with the Clark and Markee appointments, the Company has entered into an agreement with Arkhouse and its affiliates that provides for the withdrawal of Arkhouse’s director nominations, among other customary provisions. Clark and Markee will join the Board’s Finance Committee, which in addition to its existing responsibilities, will oversee the evaluation of and make recommendations to the full Board regarding the acquisition proposal submitted by Arkhouse and Brigade Capital Management, LP

(“Brigade”). The agreement between the Company and Arkhouse will be filed on a Form 8-K with the Securities and Exchange Commission.

Following today’s Board appointments and retirements, the Macy’s, Inc. Board comprises 15 directors, 14 of whom are independent.

Update on Previously Disclosed Acquisition Proposal

The Macy’s, Inc. Board is continuing to engage with Arkhouse and Brigade regarding their proposal to acquire the Company. As previously disclosed, the Board entered into a confidentially agreement with Arkhouse and Brigade to facilitate their access to confidential due diligence information. The Company has since begun to provide Arkhouse and Brigade with certain confidential due diligence information, and that process remains ongoing.

The Board is open-minded about the best path to create shareholder value and is committed to continuing to take actions that it believes are in the best interests of the Company and all Macy’s, Inc. shareholders.

Advisors

Bank of America Securities and Wells Fargo are acting as financial advisors and Wachtell, Lipton, Rosen & Katz is acting as legal advisor to the Company.

About Richard (Ric) Clark

Ric Clark possesses nearly four decades of real estate, mergers and acquisitions and capital markets experience. He is Co-Founder and Managing Partner of WatermanCLARK, a vertically integrated real estate investment and operating company. Prior to his current role, Clark spent three decades at Brookfield Corp. and its predecessors, serving in various leadership roles, including Chairman and Chief Executive Officer of Brookfield Property Group, Brookfield Property Partners and Brookfield Office Properties. Under his leadership, Brookfield’s real estate group grew its assets under management from $5 billion to more than $200 billion and expanded globally in office, multifamily, industrial, hotel and retail real estate. Clark also currently serves as Chairman of the Alliance for Downtown New York and the Downtown-Lower Manhattan Association and serves on several real estate executive committees. He holds a Bachelor of Science in Business from Indiana University of Pennsylvania.

About Richard (Rick) L. Markee

Rick Markee has extensive retail leadership experience both as CEO and as a director on numerous public company boards. Markee previously served in various roles at Vitamin Shoppe, Inc., including as Non-Executive Chairman, Executive Chairman and Chief Executive Officer. Earlier in his career, he also held senior positions at Toys “R” Us, Inc., including Vice Chairman, and President of Babies “R” Us and Toys “R” Us U.S. Markee currently serves on the board of Five Below, Inc. and previously served as a director of Collective Brands, Inc., the Sports Authority, Inc., Dorel Industries Inc. and Pet Supplies Plus. He holds a Bachelor of Arts from the University of Wisconsin.

About Macy’s, Inc.

Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.

Forward-Looking Statements

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s, Inc.’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s, Inc.’s ability to successfully implement A Bold New Chapter strategy, including the ability to realize the anticipated benefits within the expected timeframe or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, declines in credit card revenues, Macy’s, Inc.’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, and labor shortages, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies or achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended February 3, 2024. Macy’s, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media – Chris Grams

communications@macys.com

Leigh Parrish / Arielle Rothstein

lparrish@joelefrank.com

arothstein@joelefrank.com

(212) 355-4449

Investors – Pamela Quintiliano

investors@macys.com